As filed with the Securities and Exchange Commission on July 30, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

CC Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0241222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 East Basse Road

San Antonio, TX 78209

(210) 822-2828

(Address of principal executive offices, including zip code)

Clear Channel 2008 Executive Incentive Plan

Clear Channel 2008 Employee Investment Program

Clear Channel Communications, Inc. 1994 Nonqualified Stock Option Plan

Amended and Restated Clear Channel Communications, Inc. 1998 Stock Incentive Plan

Amended and Restated Clear Channel Communications, Inc. 2001 Stock Incentive Plan

Jacor Communications, Inc. 1997 Long-Term Incentive Stock Plan

Marquee Group, Inc. 1996 Stock Option Plan

SFX Entertainment, Inc. 1999 Stock Option and Restricted Stock Plan

(Full title of the plans)

Andrew W. Levin

Executive Vice President,

Chief Legal Officer and Secretary

Clear Channel Communications, Inc.

200 East Basse

San Antonio, TX 78209

(210) 822-2828

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Andrew W. Levin Executive Vice President, Chief Legal Officer and Secretary Clear Channel Communications, Inc. 200 East Basse San Antonio, TX 78209 (210) 822-2828	David C. Chapin, Esq. Ropes & Gray LLP One International Place Boston, MA 02110 617-951-7000 617-951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $.001 per share, issuable under the 2001 Incentive Plan, the 2008 Incentive Plan and the Investment Program	11,420,662	$36.00(2)	$411,143,832(2)	$16,157.95
Class A Common Stock, par value $.001 per share, issuable under the Legacy Plans	170,329	$57.28[1](3)	$9,756,445.12(3)	$383.43

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares of Class A Common Stock of CC Media Holdings, Inc. (the “Registrant”), $.001 par value per share (the “Class A Common Stock”), stated above, such additional shares of Class A Common Stock to be offered or issued to prevent dilution of the outstanding Class A Common Stock as a result of any stock dividend, stock split, recapitalization or other similar transaction. In addition, to the extent that the interests thereunder constitute securities, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Clear Channel 2008 Employee Investment Program (“Investment Program”), the Clear Channel 2008 Executive Incentive Plan (the “2008 Incentive Plan”) and the Amended and Restated Clear Channel Communications, Inc. 2001 Stock Incentive Plan (the “2001 Plan”), as well as shares issuable under the following plans: the Clear Channel Communications, Inc. 1994 Nonqualified Stock Option Plan (the “1994 Plan”), the Amended and Restated Clear Channel Communications, Inc. 1998

[1]	Weighted average of the Legacy Plans.

Stock Incentive Plan (the “1998 Plan”), the Jacor Communications, Inc. 1997 Long-Term Incentive Stock Plan (the “1997 Plan”), the Marquee Group, Inc. 1996 Stock Option Plan (the “1996 Plan”) and the SFX Entertainment, Inc. 1999 Stock Option and Restricted Stock Plan (the “1999 Plan” and, together with the 1994 Plan, the 1998 Plan, the 1997 Plan and the 1996 Plan, the “Legacy Plans”), as applicable.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based on the exercise price of outstanding options to purchase up to 10,187,406 shares of Class A Common Stock under the 2008 Incentive Plan and otherwise on the fair market value of the shares of Class A Common Stock on July 30, 2008 of $36 per share.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based on the weighted average exercise price of outstanding options to purchase up to 170,329 shares of Class A Common Stock under the Legacy Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Investment Program as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates the following documents herein by reference:

(a)	The Registrant’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 30, 2008.

(b)	The Registrant’s Current Report on Form 8-K filed with the Commission on July 30, 2008.

(c)	The description of the Class A Common Stock of the Company contained in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Commission on June 17, 2008.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such report as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In addition, the General Corporation Law contains provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation.

Section 145 of the General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Registrant’s third amended and restated certificate of incorporation (“Third Amended and Restated Charter”) provides, among other things, that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Delaware. The Third Amended and Restated Charter further provides that the Registrant’s directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the General Corporation Law as in effect at the time such liability is determined.

All of the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

See the description of the Indemnification Agreements (as defined in the Registrant’s Current Report on Form 8-K filed on July 30, 2008) in Item 1.01(k) of the Registrant’s Current Report on Form 8-K dated July 30, 2008, which section is herein incorporated by reference. See also the section entitled “Indemnification; Directors’ and Officers’ and Insurance” on page 163 of the Registrant’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Commission on June 17, 2008, which section is herein incorporated by reference.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (1)

4.2	Amended and Restated Bylaws of the Registrant (2)

4.3	Form of certificate representing shares of the Registrant’s Class A Common Stock, $.001 par value per share (3)

4.4	Clear Channel 2008 Executive Incentive Plan (4)

4.5	Form of Senior Executive Option Agreement (5)

4.6	Form of Senior Executive Restricted Stock Award Agreement (6)

4.7	Form of Senior Management Option Agreement (7)

4.8	Form of Executive Option Agreement (8)

4.9	Clear Channel 2008 Employee Investment Program (9)

4.10	Clear Channel Communications, Inc. 1994 Nonqualified Stock Option Plan (10)

4.11	Amended and Restated Clear Channel Communications, Inc. 1998 Stock Incentive Plan (11)

4.12	Amended and Restated Clear Channel Communications, Inc. 2001 Stock Incentive Plan (12)

4.13	Jacor Communications, Inc. 1997 Long-Term Incentive Stock Plan (13)

4.14	Marquee Group, Inc. 1996 Stock Option Plan (14)

4.15	SFX Entertainment, Inc. 1999 Stock Option and Restricted Stock Plan (15)

4.16	Stockholders Agreement, dated as of July 29, 2008, by and among the Registrant, Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., certain stockholders of the Registrant, LLM Partners, Ltd., MPM Partners Ltd. and RTM Partners, Ltd. (16)

4.17	Side Letter Agreement, dated as of July 29, 2008, among the Registrant, Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Mark P. Mays, Randall T. Mays, LLM Partners, Ltd., MPM Partners Ltd. and RTM Partners, Ltd. (17)

4.18	Affiliate Transactions Agreement, dated as of July 30, 2008, by and among CC Media Holdings, Inc., Bain Capital Fund IX, L.P., Thomas H. Lee Equity Fund VI, L.P. and BT Triple Crown Merger Co., Inc. (18)

5.1*	Opinion of Ropes & Gray LLP

23.1*	Consent of Ernst & Young LLP

24.1*	Power of Attorney (set forth on the signature page in Part II of this Registration Statement)

*	Filed herewith.
(1)	Incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(2)	Incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(3)	Incorporated by reference to Exhibit 3 to the Registrant’s Form 8-A Registration Statement filed July 30, 2008.
(4)	Incorporated by reference to Exhibit 10.19 to the Registrant’s Current Report on Form 8-K filed July 30, 2008.
(5)	Incorporated by reference to Exhibit 10.20 to the Registrant’s Current Report on Form 8-K filed July 30, 2008.
(6)	Incorporated by reference to Exhibit 10.21 to the Registrant’s Current Report on Form 8-K filed July 30, 2008.
(7)	Incorporated by reference to Exhibit 10.22 to the Registrant’s Current Report on Form 8-K filed July 30, 2008.
(8)	Incorporated by reference to Exhibit 10.23 to the Registrant’s Current Report on Form 8-K filed July 30, 2008.
(9)	Incorporated by reference to Exhibit 10.24 to the Registrant’s Current Report on Form 8-K filed July 30, 2008.
(10)	Incorporated by reference to Exhibit 4.4 to the Clear Channel Communications, Inc. Registration Statement on Form S-8 (File No. 33-64463) filed November 20, 1995.
(11)	Incorporated by reference to Appendix A to the Clear Channel Communications, Inc. Definitive 14A Proxy Statement (File No. 001-09645) filed March 26, 1998.
(12)	Incorporated by reference to Appendix A to the Clear Channel Communications, Inc. Definitive 14A Proxy Statement filed March 20, 2001.
(13)	Incorporated by reference to Annex 2 to the Jacor Communications, Inc. Definitive Proxy Statement (File No. 0-12404) filed April 30, 1997.
(14)	Incorporated by reference to Exhibit 10.1 to the Marquee Group, Inc. Registration Statement on Form SB-2 (File No. 333-11287) filed October 25, 1996.

(15)	Incorporated by reference to Exhibit A to the SFX Entertainment, Inc. Definitive Proxy Statement (File No. 333-72227) filed April 30, 1999.
(16)	Incorporated by reference to Exhibit 4 to the Registrant’s Form 8-A Registration Statement filed July 30, 2008.
(17)	Incorporated by reference to Exhibit 5 to the Registrant’s Form 8-A Registration Statement filed July 30, 2008.
(18)	Incorporated by reference to Exhibit 6 to the Registrant’s Form 8-A Registration Statement filed July 30, 2008.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions,

or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 30th day of July, 2008.

CC MEDIA HOLDINGS, INC.

By:	/s/ Herbert W. Hill, Jr.
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President, Chief
Accounting Officer and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Mark P. Mays, Randall T. Mays, Herbert W. Hill, Jr. and Andrew W. Levin, and each of them singly, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark P. Mays	Chief Executive Officer, Chief Operating Officer	July 30, 2008
Mark P. Mays	(Principal Executive Officer)

/s/ Randall T. Mays	President, Chief Financial Officer	July 30, 2008
Randall T. Mays	(Principal Financial Officer)

/s/ Herbert W. Hill, Jr.	Senior Vice President, Chief Accounting	July 30, 2008
Herbert W. Hill, Jr.	Officer and Assistant Secretary
(Principal Accounting Officer)

/s/ Steven Barnes	Director	July 30, 2008
Steven Barnes

/s/ Richard Bressler	Director	July 30, 2008
Richard Bressler

/s/ Charles Brizius	Director	July 30, 2008
Charles Brizius

/s/ John Connaughton	Director	July 30, 2008
John Connaughton

/s/ Ed Han	Director	July 30, 2008
Ed Han

/s/ Ian Loring	Director	July 30, 2008
Ian Loring

/s/ Scott Sperling	Director	July 30, 2008
Scott Sperling

/s/ Kent Weldon	Director	July 30, 2008
Kent Weldon

EXHIBIT INDEX

Exhibit Number	Description
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (1)

4.2	Amended and Restated Bylaws of the Registrant (2)

4.3	Form of certificate representing shares of the Registrant’s Class A Common Stock, $.001 par value per share (3)

4.4	Clear Channel 2008 Executive Incentive Plan (4)

4.5	Form of Senior Executive Option Agreement (5)

4.6	Form of Senior Executive Restricted Stock Award Agreement (6)

4.7	Form of Senior Management Option Agreement (7)

4.8	Form of Executive Option Agreement (8)

4.9	Clear Channel 2008 Employee Investment Program (9)

4.10	Clear Channel Communications, Inc. 1994 Nonqualified Stock Option Plan (10)

4.11	Amended and Restated Clear Channel Communications, Inc. 1998 Stock Incentive Plan (11)

4.12	Amended and Restated Clear Channel Communications, Inc. 2001 Stock Incentive Plan (12)

4.13	Jacor Communications, Inc. 1997 Long-Term Incentive Stock Plan (13)

4.14	Marquee Group, Inc. 1996 Stock Option Plan (14)

4.15	SFX Entertainment, Inc. 1999 Stock Option and Restricted Stock Plan (15)

4.16	Stockholders Agreement, dated as of July 29, 2008, by and among the Registrant, Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., certain stockholders of the Registrant, LLM Partners, Ltd., MPM Partners Ltd. and RTM Partners, Ltd. (16)

4.17	Side Letter Agreement, dated as of July 29, 2008, among the Registrant, Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Mark P. Mays, Randall T. Mays, LLM Partners, Ltd., MPM Partners Ltd. and RTM Partners, Ltd. (17)

4.18	Affiliate Transactions Agreement, dated as of July 30, 2008, by and among CC Media Holdings, Inc., Bain Capital Fund IX, L.P., Thomas H. Lee Equity Fund VI, L.P. and BT Triple Crown Merger Co., Inc. (18)

5.1*	Opinion of Ropes & Gray LLP

23.1*	Consent of Ernst & Young LLP

24.1*	Power of Attorney (set forth on the signature page in Part II of this Registration Statement)

*	Filed herewith.
(1)	Incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(2)	Incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.

(3)	Incorporated by reference to Exhibit 3 to the Registrant’s Form 8-A Registration Statement filed July 30, 2008.
(4)	Incorporated by reference to Exhibit 10.19 to the Registrant’s Current Report on Form 8-K filed July 30, 2008.
(5)	Incorporated by reference to Exhibit 10.20 to the Registrant’s Current Report on Form 8-K filed July 30, 2008.
(6)	Incorporated by reference to Exhibit 10.21 to the Registrant’s Current Report on Form 8-K filed July 30, 2008.
(7)	Incorporated by reference to Exhibit 10.22 to the Registrant’s Current Report on Form 8-K filed July 30, 2008.
(8)	Incorporated by reference to Exhibit 10.23 to the Registrant’s Current Report on Form 8-K filed July 30, 2008.
(9)	Incorporated by reference to Exhibit 10.24 to the Registrant’s Current Report on Form 8-K filed July 30, 2008.
(10)	Incorporated by reference to Exhibit 4.4 to the Clear Channel Communications, Inc. Registration Statement on Form S-8 (File No. 33-64463) filed November 20, 1995.
(11)	Incorporated by reference to Appendix A to the Clear Channel Communications, Inc. Definitive 14A Proxy Statement (File No. 001-09645) filed March 26, 1998.
(12)	Incorporated by reference to Appendix A to the Clear Channel Communications, Inc. Definitive 14A Proxy Statement filed March 20, 2001.
(13)	Incorporated by reference to Annex 2 to the Jacor Communications, Inc. Definitive Proxy Statement (File No. 0-12404) filed April 30, 1997.
(14)	Incorporated by reference to Exhibit 10.1 to the Marquee Group, Inc. Registration Statement on Form SB-2 (File No. 333-11287) filed October 25, 1996.
(15)	Incorporated by reference to Exhibit A to the SFX Entertainment, Inc. Definitive Proxy Statement (File No. 333-72227) filed April 30, 1999.
(16)	Incorporated by reference to Exhibit 4 to the Registrant’s Form 8-A Registration Statement filed July 30, 2008.
(17)	Incorporated by reference to Exhibit 5 to the Registrant’s Form 8-A Registration Statement filed July 30, 2008.
(18)	Incorporated by reference to Exhibit 6 to the Registrant’s Form 8-A Registration Statement filed July 30, 2008.